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                                                                  Exhibit 23-1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Henry Schein, Inc.
Melville, NY

    We hereby consent to the incorporation by reference in the Registration Statements of Henry Schein, Inc. on Form S-8, filed with the Securities and Exchange Commission on June 6, 1996, of our reports dated March 7, 1997 on the consolidated financial statements and schedule of Henry Schein, Inc. Annual report on Form 10-K/A for the year ended December 28, 1996.

                                        BDO Seidman, LLP

New York, New York
June 24, 1997